FOURTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of June 25, 2013, to the Fund Administration Servicing Agreement, dated as of September 12, 2007, as amended April 20, 2010, August 30, 2011 and April 25, 2013 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of Geneva Advisors Funds (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John Buckel	By: /s/ Michael R. McVoy

Printed Name: John Buckel	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B to the Fund Administration Servicing Agreement
Trust for Professional Managers - Geneva

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE at June 1, 2013

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
Base Fee on the first $____
____ basis points on the next $____
____ basis points on the next $____
____ basis points on the balance.
Base fee:  $____ per fund
• Additional base fee of $____ for each additional class (Waived from 6/1/2013 – 5/31/2014 for the Geneva Advisors International Growth Fund.)

International/Global Funds
Annual Fee Based Upon Market Value Per Fund*
Base Fee on the first $____
____ basis points on the next $____
____ basis points on the next $____
____ basis points on the balance.
Base fee:  $____ per fund
• Additional base fee of $____ for each additional class

Advisor Information Source Web Portal
▪ $____ /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed

SEC §15(c) Reporting
▪ $____ /fund per report – first class
▪ $____ /additional class report

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – multiple classes, legal administration, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B

BY:  GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

Name: /s/ Amit Dhawan

Title:  Principal

Date: July 18, 2013

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Geneva

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June 1, 2013

Additional Legal Services
▪ Subsequent new fund launch – $____ /project
▪ Subsequent new share class launch – $____ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
▪ Performance Service – $____ /CUSIP per month
▪ Setup – $____ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $____ setup /FTP site

Daily Compliance Services (Charles River)
▪ Base fee – $____ /fund per year
▪ Setup – $____ /fund group
▪ Data Feed  – $____ /security per month

Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover

Annual Fee
▪ $____ /year (includes 10 external users)
▪ $____ /year per additional user
▪ $____ implementation/setup fee

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Geneva

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at June 1, 2013

Annual Fees (Per Advisor Relationship/Fund)*

$____ for the first fund
$____ for each additional fund (Subject to change based on Board review and approval)

Additional Fees
▪ $____ /load fund
▪ $____ /sub-advisor per fund
▪ $TBD for non-USBFS service providers or complex securities/strategies

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.